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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Aperian, Inc. for the registration of 11,094,490 shares of its common stock and to the incorporation by reference therein of our report dated June 26, 2000, with respect to the consolidated financial statements of Aperian, Inc., successor to MSI Holdings, Inc., included in its Annual Report (Form 10-KSB) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP

Austin, Texas
June 18, 2001